Exhibit 10.34

English Translation

2010 Sale and Purchase Contract

By and Between

Light Way Green New Energy Co., Ltd.

And

Chongqing Daqo New Energy Co., Ltd.

Contract No.: DQGW100109

Party A: Light Way Green New Energy Co., Ltd.

Party B: Chongqing Daqo New Energy Co., Ltd.

Date: January 9, 2010

Signing Place: New Industrial Park, Gao Bei Dian, Hebei Province

Party A: Light Way Green New Energy Co., Ltd.

Form of Company: Limited Liability Company

Registered Address: New Industrial Park, Gao Bei Dian (Dongsheng Office, north side of Gaogu Road, Southeast to the Qian Jia Ying Village)

Legal Representative: Wei Qiang

Bank of Deposit: China Construction Bank, Gao Bei Dian Branch

Account No.: 13001666508050504151

Tel..: 0312-2951118

Fax: 0312-2951119

Party B: Chongqing Daqo New Energy Co., Ltd.

Form of Company: Limited Liability Company

Registered Address: Wanzhou Industrial Park, Chongqing

Legal Representative: Xu Guangfu

Bank of Deposit: China Construction Bank, Business Department of Wanzhou Branch

Account No.: 50001303600050207456

Tel..: 025-66980597

Fax: 025-66980592

Pursuant to the Contract Law of the People’s Republic of China, on the basis of equality, voluntariness and fairness, under the principle of long-term cooperation and mutual development, Party A and Party B, through friendly negotiation, reached the following agreement:

Party B shall be Party A’s most preferred domestic supplier for polysilicon and Party A shall preferentially purchase polysilicon supplied by Party B, provided that the quality of such polysilicon supplied by Party B is not inferior to that of any other suppliers. Given that Party A is a very important strategic partner of Party B, Party B shall preferentially provide Party A with high quality products.

The Parties shall abide by the following terms and conditions.

Article 1: Subject Matter

Solar grade polysilicon (hereinafter referred to as the “Goods”).

Article 2: Quantity (ton) and Price (RMB)

Party B shall supply 48000 kilograms of silicon materials to Party A, the price of which shall be determined by the Parties on a quarterly basis. The unit price for the first quarter shall be RMB450 per kilogram (17% VAT tax included). The Parties shall determine the price for the next quarter on the 25th day of the last month of the current quarter.

Article 3: Payment Terms and Delivery Date

3.1	Party A shall settle all the payment in a lump sum prior to the end of the month in which the delivery and appropriate VAT invoice are received by Party A thereby. Specifically, the first settlement day shall be January 31, 2010.

3.2	Delivery date: Party B shall arrange for the delivery within 1 working day upon its receipt of the purchase order issued by Party A. Party B undertakes to deliver the Goods on a timely basis per Party A’s request.

Article 4: Requirements of Packing and Marking and Delivery Terms

4.1	Packing: The package shall be suitable for long-distance highway transportation and Party B shall bear the cost of package.

4.2	Marking: Party B shall mark the name of manufacturer, lot number, specification, weight and date of production on the exterior package and interior package as required by Party A.

4.3	Place of delivery: The place of delivery shall be the warehouse at the location of Party A’s factory, namely, the factory of Light Way Green New Energy in Gao Bei Dian New Industrial Park. The delivery cost shall be borne by Party B. Where air transportation is required, Party B shall charge Party A for additional delivery cost of RMB3 per kilogram upon agreement by the Parties.

4.4	Transfer of title: Title to the Goods, together with the risk of damage or loss, shall transfer to Party A upon delivery.

Article 5: Quality Guarantee

5.1	The quality standard of solar grade polysilicon sold by Party B to Party A under this Agreement shall follow: electric resistivity shall be more than 30.

5.2	Party B shall submit a test report of each batch of Goods to Party A.

5.3	Inspection

5.3.1	Standard for inspection: inspection shall be according to the standards specified under the Annex.

5.3.2	Time of inspection: within 7 workdays after the Goods reach the site specified by Party A.

5.3.3	Inspection of exterior packing: to check if the exterior packing is broken, deformed, chassis is in good conditions, or marks are normal, etc.

5.3.4	Inspection of the Goods:

   (1) Random quality inspection upon the inspection of packing completes.

(2)	Passing quality inspection only means that the quality of selected Goods (not all Goods) meets relevant standards, and therefore the inspection and acceptance sheet signed by both Parties does not guarantee the quality of all Goods provide by Party B. In the event that Party A discovers any defect in the Goods following the inspection, Party B shall call back such goods and be liable for providing defective Goods.

5.3.5	In the event of type, product number, packing, specification, or quantity deficiency, Party A shall notify Party B of its objection by fax and in writing within 5 workdays upon completion of the inspection. Party B shall, upon receipt of the fax or written notice from Party A, send its personnel to the Party A’s within 24 hours to replace or call back such Goods at its own cost. Any delay in handling as aforesaid shall be deemed as failure to deliver, and Party A shall be entitled to refuse to pay.

Article 6: Effectiveness, Term and Termination of the Contract

6.1	This Contract shall take effect after it is signed and affixed with seal by the representatives of both Parties.

6.2	The term of this Contract shall be from its effective date to December 31, 2010. If the Parties conduct any sales and purchase after the expiry of this Contract and before any new contract is entered into, such sales and purchase between the Parties shall be governed by this Contract.

6.3	If either Party fails to perform its obligation under this Contract and fails to make remedies for its non-performance or breach of the obligations within 15 days after being required by the other Party, the other Party can terminate this Contract by written notice.

6.4	The Articles of Confidentiality, Liability for Breach of Contract and Dispute Resolutions shall survive termination, cancellation or invalidation of this Contract

Article 7: Liability for Breach of Contract

(1) Party B’s Liability for Breach of Contract

7.1	If Party B fails to make delivery pursuant to the terms of this Contract, Party B shall assume the corresponding liability for breach of contract;

7.2	If Party B fails to deliver Goods conforming to the quality standards stipulated herein such as type, product number, specification and purity, etc., Party B shall be responsible to replace the Goods according to the actual situation at its own cost and indemnify Party A with its loss arising out of such defective Goods supplied by Party B;

7.3	If Party B fails to make delivery according to the schedule as set forth in the delivery notice letter and delays for 10 days, Party B shall be deemed to have breached this Contract and shall pay the liquidated damages amounting to 0.1% of the total amount of the undelivered Goods each day to Party A, but such liquidated damages shall not exceed 5% of the total amount of the undelivered Goods;

Party A shall be responsible for breach if it fails to perform this Contract upon this Contract comes into effect;

(2) Party A’s Liability for Breach of Contract

7.4	If Party A fails to perform its obligations hereunder after the Contract takes effect, Party A will assume the corresponding liability for breach of contract;

7.5	If Party A fails to make payment within the term as agreed herein and delays for 10 days, Party A shall be deemed to have breached this Contract and shall pay the liquidated damages amounting to 0.1% of the total price of the unpaid Goods each day to Party B, but such liquidated damages shall not exceed 5% of the total price of the unpaid Goods.

(3) Miscellaneous

7.6	If both Parties modify or terminate this Contract through negotiation, no breach of contract shall occur;

7.7	For economic indemnifications such as liquidated damages and compensations, the breaching Party shall make remittance to the other Party within 10 days after the liability is clearly allocated.

7.8	Other matters shall be solved in accordance with the Contract Law of the People’s Republic of China.

Article 8 Confidentiality

8.1	Both parties shall keep strict confidential of the following information:

(1)	Existence of the business relationship under this Contract;

(2)	The terms and conditions of this Contract and its negotiation;

(3)	The subject matter and quantity hereunder; and

(4)	All the commercial and technical information involved in the performance of this Contract.

However, information disclosed pursuant to Article 8.2 hereof shall be excluded.

8.2	The information set forth in Article 8.1 can only be disclosed in the following circumstances:

(1) Compulsory requirements under applicable laws;

(2) Compulsory requirements of any competent government agency or supervisory authority;

(3) Disclosed by either Party to the professional consultant or lawyer under the premise that the latter undertakes to keep confidential (if any);

(4) The information enters the public domain due to the fault of neither Party; or

(5) Both Parties give a written consent in advance.

Article 9 Force Majeure

9.1	Force Majeure refers to unforeseeable, unpreventable and unavoidable events after this Contract takes effect, such as earthquake, tsunami, typhoon, snowstorm, fire, drought, flood and war, directly affecting the continuous performance of this Contract.

9.2	The affected Party shall inform the other party of the reason for non-performance or incomplete performance of this Contract immediately so as to alleviate the losses that may be caused to the other Party; the affected Party shall also provide the detailed information of the force majeure and the evidence of proof issued by a competent authority within fifteen days. The breaching party shall thereafter be allowed to delay performance, partial performance or non performance of this Contract and shall be partially or completely exempted from the liability for breach of this Contract according to the actual situations.

9.3	If the event of force majeure lasts for over thirty days, both parties shall determine whether to continue or terminate this Contract through friendly negotiation. If either party fails to perform its obligations hereunder for more than two months due to the event of force majeure, the other party may terminate this Contract by written notice.

Article 10 Dispute Resolutions

10.1	All matters in relation to this Contract shall be subject to the laws of the People’s Republic of China. Any dispute shall be exclusively governed by the laws of the People’s Republic of China.

10.2	Any dispute arising from the interpretation or performance of this Contract between both Parties shall be settled through friendly negotiation first. If such negotiation fails to reach an agreement within thirty days, either Party may bring lawsuit to the People’s Court where the plaintiff locates.

10.3	Except for the matters under dispute, both parties shall continue to exercise other rights and perform other obligations under the Contract during the period of occurrence and settlement of dispute.

Article 11 Miscellaneous

11.1	This Contract shall be executed in four counterparts in Chinese, three of which shall be held by Party A and one of which shall be held by Party B. Copy of this Contract through facsimile shall have the same legal effect as this Contract. This Contract and its attachment shall form a complete contract of the subject matter hereunder.

11.2	The Contract shall take effect upon execution.

11.3	The annex of this Contract includes Technical Specifications and shall form an integral part of this Contract as well as enjoy the same legal effect as the terms and conditions hereunder. In the event of any dispute between the Contract and the annex, the former shall prevail.

11.4	Anything not included herein shall be supplemented with supplemental contracts through friendly negotiation by both Parties. The supplemental contracts shall enjoy the same legal effect as this Contract.

11.5	This Contract is a framework contract between both Parties with regard to silicon materials. The quantity, specification and model, and delivery period for each order shall be subject to Party A’s order.

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Party A: (Seal) Light Way Green New Energy Co., Ltd.

/s/ Signature of the representative:

Date: January 9, 2010

Party A: (Seal) Chongqing Daqo New Energy Co., Ltd.

/s/ Signature of the representative:

Date: January 9, 2010

Annex: Technical Specifications

Standards for raw silicon materials

	Standards	N type	P type
	Electric resistivity	>30 Ω — cm	>100 Ω — cm
	O content	≤1.0e17 atoms/cm3	≤1.0e17 atoms/cm3
	C content	≤7.5e16 atoms/cm3	≤7.5e16 atoms/cm3
	Surface texture	Compact and neat (fracture marginal kernels not bigger than 3mm
	Surface contamination	Removable upon acid corrosion
	Exterior appearance of silicon materials	No splash, discolor, rime fog, metal wire, visible contamination, bubble, oxidized interlayer, white residue or infusible matter.
	Matrix metallic impurities ppmw	Fe, Cr, Ni, Cu, Zn, TMI (total metal impurities) Total metal impurities: ≤0.05
	Cauliflower-like silicon	Content ≤5%
Size	Linear size of silicon particle	3mm at minimum, 200mm at maximum
	3~25mm	Accounting for 15% of the weight at maximum
	25~100mm	Accounting for 15% ~ 35% of the weight
	100~200mm	Accounting for 65% of the weight at minimum
	Silicon particle	1~3mm
	Packing	airproof, moisture proof, and non-breakable
	Marking	Conduction type, electric resistivity, fineness, weight, etc. shall be marked